Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated combined financial information set forth below provides supplemental information related to (i) Crestwood Equity Partners LP’s (“CEQP”) merger with Oasis Midstream Partners LP (“Oasis Midstream”) on February 1, 2022 (the “Oasis Merger”); (ii) CMLP’s acquisition of Sendero Midstream Partners, LP (“Sendero”) on July 11, 2022 (the “Sendero Transaction”); and (iii) the contribution of CEQP’s 50% equity interest in Crestwood Permian Basin Holdings LLC (“Crestwood Permian”) acquired from FR XIII Crestwood Permian Basin Holdings LLC’s (“First Reserve”) on July 11, 2022 (the “CPBH Transaction”). The Oasis Merger, Sendero Transaction and the CPBH Transaction are referred to herein as the “Transactions.” References to “CMLP,” “we,” “us” or “our” in this section refer to Crestwood Midstream Partners LP and its consolidated subsidiaries.

The unaudited pro forma condensed consolidated combined financial information set forth below has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the Transactions and factually supportable. We prepared the pro forma adjustments included in the unaudited pro forma condensed consolidated combined statement of operations using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations.

The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read in conjunction with (i) our historical audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 27, 2023; (ii) Sendero’s historical unaudited consolidated financial statements and related notes for the six months ended June 30, 2022 attached as Exhibit 99.2 to our Current Report on Form 8-K/A filed with the SEC on September 2, 2022; (iii) Crestwood Permian’s historical unaudited consolidated financial statements and related notes for the six months ended June 30, 2022 attached as Exhibit 99.4 to our Current Report on Form 8-K/A filed with the SEC on September 2, 2022; and (iv) the notes accompanying this unaudited pro forma condensed consolidated combined financial information. Oasis Midstream’s historical unaudited consolidated statement of operations for the month ended January 31, 2022 was derived from Oasis Midstream’s historical accounting records.

The unaudited pro forma condensed consolidated combined financial information was prepared by applying pro forma adjustments to our historical audited consolidated statement of operations for the year ended December 31, 2022. The unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2022 is not presented as the historical consolidated balance sheet of the Partnership already reflects the effects of the Transactions. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022, has been prepared to give effect to the Transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed consolidated combined financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable under the circumstances. The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated combined financial information. The unaudited pro forma condensed consolidated combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the Transactions had been completed as of the date indicated. In addition, the unaudited pro forma condensed consolidated financial information does not reflect the anticipated benefits from opportunities to earn additional revenues, cost savings from operating efficiencies or synergies (or associated costs or capital expenditures required to achieve such additional revenues, savings or synergies), the impact of restructuring, or other factors that may result as a consequence of the Transactions and, accordingly, do not attempt to predict or suggest future results.

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2022

(in millions)

	Crestwood Midstream Partners LP Historical	Oasis Midstream Partners LP	Sendero Midstream Partners, LP	Crestwood Permian Basin Holdings LLC	Pro Forma Adjustments		Crestwood Midstream Partners LP Pro Forma
		(a)	(b)	(b)
Revenues	$6,000.7	$34.6	$63.4	$250.0	$(113.8	) (c)	$6,234.9
Costs of product/services sold (exclusive of items shown separately below)	4,997.1	10.6	—	209.9	(112.6	) (c)	5,105.0
Operating expenses and other:
Operations and administrative	320.5	8.6	18.5	13.6	(1.7	) (c)	369.5
Depreciation, amortization and accretion	334.6	—	12.1	10.5	7.7	(d)	364.9
Loss on long-lived assets and impairments, net	312.7	—	—	—	—		312.7
Gain on acquisition	(75.3)	—	—	—	—		(75.3)

	892.5	8.6	30.6	24.1	6.0		961.8

Operating income	111.1	15.4	32.8	16.0	(7.2)		168.1
Earnings from unconsolidated affiliates, net	15.7	—	—	1.2	(7.5	) (e)	9.3
					(0.1	) (f)
Interest and debt expense, net	(177.4)	(3.7)	(4.7)	(2.2)	(18.9	) (g)	(206.9)
Other income (expense), net	0.1	(3.1)	—	—	3.1	(h)	0.1

Income (loss) before income taxes	(50.5)	8.6	28.1	15.0	(30.6)		(29.4)
Provision for income taxes	(1.7)	—	—	(0.2)	—		(1.9)

Net income (loss)	(52.2)	8.6	28.1	14.8	(30.6)		(31.3)
Net income attributable to non-controlling interests	41.2	—	—	—	—		41.2

Net income (loss) attributable to limited partners	$(93.4)	$8.6	$28.1	$14.8	$(30.6)		$(72.5)

Crestwood Midstream Partners LP

Notes to Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the Transactions and factually supportable.

The unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2022 is not presented as the historical consolidated balance sheet of CMLP already reflects the effects of the Transactions. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022, has been prepared to give effect to the Transactions as if they had occurred on January 1, 2022.

The pro forma adjustments represent management’s best estimate based on information available as of the date of this Current Report on Form 8-K. The unaudited pro forma condensed consolidated combined statement of operations does not reflect the anticipated benefits from opportunities to earn additional revenues, cost savings from operating efficiencies or synergies (or associated costs or capital expenditures required to achieve such additional revenues, savings, or synergies).

Note 2 – Pro Forma Adjustments and Assumptions

(a)	Reflects the results of Oasis Midstream for the month ended January 31, 2022.

(b)

Reflects the results of Sendero and Crestwood Permian, respectively, for the six months ended June 30, 2022. The historical results for Sendero and Crestwood Permian for the period from July 1, 2022 to July 10, 2022 were not material and as a result, the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 does not reflect the results of operations for Sendero and Crestwood Permian for this period.

(c)	Reflects the elimination of intercompany transactions between CMLP and Crestwood Permian.

(d)	Reflects the pro forma adjustment to depreciation, amortization and accretion expense as follows (in millions):

Year Ended December 31, 2022
Eliminate Sendero historical depreciation, amortization and accretion expense	$(12.1)
Eliminate Crestwood Permian historical depreciation, amortization and accretion expense	(10.5)
Pro forma depreciation and accretion expense – Oasis Midstream(1)	4.7
Pro forma depreciation and accretion expense – Sendero(1)	13.3
Pro forma depreciation and accretion expense – Crestwood Permian(1)	12.3
Pro forma amortization expense related to fair value of intangible assets recorded in the final allocation of the Oasis Merger consideration	1.9
Pro forma amortization expense related to fair value of intangible assets and liabilities recorded in the final allocation of the Sendero Transaction consideration	0.4
Pro forma amortization expense related to fair value of intangible liabilities recorded in the final allocation of the CPBH Transaction consideration	(2.3)

Pro forma adjustment to depreciation, amortization and accretion expense	$7.7

(1)

The adjustment reflects the recognition of Oasis Midstream’s, Sendero’s and Crestwood Permian’s property, plant and equipment at fair value and to conform the estimated useful lives to those used by CMLP related to the depreciation of property, plant and equipment.

(e)

Reflects the reversal of equity earnings in Crestwood Permian historically recorded by us a result of Crestwood Permian being treated as an equity method investment. In addition, reflects the equity earnings of the Crestwood Permian Basin LLC equity investment acquired in conjunction with the acquisition of the remaining 50% equity interest in Crestwood Permian.

(f)

Reflects the pro forma adjustment to equity earnings related to the amortization of the basis difference between the historical book value and fair value of Crestwood Permian’s equity investment in Crestwood Permian Basin LLC.

(g)	Reflects the pro forma adjustments to interest and debt expense, net as follows (in millions):

Year Ended December 31, 2022
Eliminate historical interest expense on Oasis Midstream’s revolving credit facility	$0.6
Eliminate amortization of Oasis Midstream’s deferred financing costs related to its outstanding senior secured notes	0.1
Amortization of fair value adjustment to Oasis Midstream’s outstanding senior secured notes (1)	0.3
Eliminate historical interest expense on Sendero’s long-term debt	4.7
Interest expense on borrowings related to the Transactions(2)	(24.6)

Pro forma adjustment to interest and debt expense, net	$(18.9)

(1)	The amortization period relative to the fair value adjustment of Oasis Midstream’s outstanding senior notes is approximately eight years.
(2)	Interest expense under CMLP’s revolving credit facility is calculated using a weighted-average interest rate of 6.40% for the year ended December 31, 2022.

(h)	Represents the elimination of expenses recorded by Oasis Midstream in conjunction with the Oasis Merger.

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